Media Contact:  Gary Mickelson, 479-290-6111
Investor Contact:  Ruth Ann Wisener, 479-290-4235

TYSON REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS

●	4th quarter 2009 EPS was ($1.22), which included a non-cash goodwill impairment charge in our Beef segment of $560 million, or $1.50 per share.
●	4th quarter 2009 EPS excluding the goodwill impairment charge was $0.28, as compared to $0.13 last year
●	Excluding the goodwill impairment charge, all operating segments were profitable for the quarter:
	●	Chicken operating income $32 million, or 1.2% of sales
	●	Beef operating income $120 million, or 4.0% of sales
	●	Pork operating income $48 million, or 5.5% of sales
	●	Prepared Foods operating income $39 million, or 5.3% of sales
●	Operations generated more than $1.0 billion of cash flows in fiscal 2009

Springdale, Arkansas – November 23, 2009 - Tyson Foods, Inc. (NYSE: TSN), today reported the following results:

(in millions, except per share data)	Fourth Quarter		12 Months
	2009	2008	2009	2008
Sales	$7,214	$7,201	$26,704	$26,862
Operating Income (Loss)	(322)	138	(215)	331

Income (Loss) from Continuing Operations	(455)	45	(536)	86
Income (Loss) from Discontinued Operation	-	3	(1)	-
Net Income (Loss)	$(455)	$48	$(537)	$86

Earnings (Loss) Per Diluted Share:
Earnings (Loss) from Continuing Operations	$(1.22)	$0.12	$(1.44)	$0.24
Earnings from Discontinued Operation	-	0.01	-	-
Net Income (Loss)	$(1.22)	$0.13	$(1.44)	$0.24

Goodwill Impairment Charge	(1.50)	-	(1.50)	-
Net Income excluding Goodwill Impairment Charge	$0.28	$0.13	$0.06	$0.24

●
Fourth Quarter and 12 Months Fiscal 2009 – Included $560 million, or $1.50 per share, related to a non-cash goodwill impairment charge recorded in our Beef segment. The recent disruptions in global credit and other financial markets and deterioration of economic conditions resulted in a significant increase in our discount rate used in the goodwill valuation, which led to partial impairment of our Beef segment’s goodwill.

●	12 Months Fiscal 2009 – Included $15 million, or $0.02 per diluted share, of pretax charges related to a plant closing.
●	12 Months Fiscal 2009 – Loss from discontinued operation included a $10 million, or $0.02 per diluted share, of pretax loss on sale of Lakeside Farm Industries.

“We have made tremendous progress in a relatively short period of time,” said Leland Tollett, who on Thursday stepped down after serving 11 months as interim president and chief executive officer of Tyson Foods.  “I have complete confidence that the new management team will have a positive impact as the company moves forward.”

 “Our operating cash flow exceeded $1 billion in fiscal 2009, which helped us make progress on our debt level,” said Donnie Smith, Tyson’s new president and chief executive officer.  “All operating segments were profitable in the fourth quarter, with Beef, Pork and Prepared Foods within or above historical operating margin ranges, excluding the goodwill impairment.  These three segments are operating very well, and measures are in place for more improvement in our Chicken segment.  The team knows what to do, and now it’s a matter of execution.”

“Fiscal 2010 should be a much better year,” according to Jim Lochner, Tyson’s new chief operating officer.  “We think Beef, Pork and Prepared Foods will continue with a solid performance, and we expect the steps we’ve taken to improve Chicken will manifest themselves.  Also, USDA data point to lower overall protein supplies, and there is potential for good demand improvement as the global economy recovers.”

Our accounting cycle resulted in a 14-week fourth quarter and 53-week year in fiscal 2009, as compared to a 13-week fourth quarter and 52-week year in fiscal 2008.

TYSON FOODS, INC.
News Release
November 23, 2009

Segment Performance Overview (in millions)

Sales
(for the fourth quarter and 12 months ended October 3, 2009, and September 27, 2008)
	Fourth Quarter				12 Months
			Volume	Avg. Price			Volume	Avg. Price
	2009	2008	Change	Change	2009	2008	Change	Change
Chicken	$2,649	$2,383	10.4%	0.6%	9,660	$8,900	8.8%	(0.2)%
Beef	2,967	3,101	14.0%	(16.0)%	10,782	11,664	0.5%	(8.0)%
Pork	865	1,000	13.4%	(23.8)%	3,426	3,587	1.7%	(6.1)%
Prepared Foods	733	717	11.7%	(8.4)%	2,836	2,711	5.2%	(0.6)%
Total	$7,214	$7,201	12.2%	(10.7)%	$26,704	$26,862	4.4%	(4.8)%

Operating Income (Loss)
(for the fourth quarter and 12 months ended October 3, 2009, and September 27, 2008)
	Fourth Quarter				12 Months
			Operating Margin				Operating Margin
	2009	2008	2009	2008	2009	2008	2009	2008
Chicken	$32	$(91)	1.2%	(3.8)%	$(157)	$(118)	(1.6)%	(1.3)%
Beef	(440)	159	(14.8)%	5.1%	(346)	106	(3.2)%	0.9%
Pork	48	75	5.5%	7.5%	160	280	4.7%	7.8%
Prepared Foods	39	(5)	5.3%	(0.7)%	133	63	4.7%	2.3%
Other	(1)	-	n/a	n/a	(5)	-	n/a	n/a
Total	$(322)	$138	(4.5)%	1.9%	$(215)	$331	(0.8)%	1.2%

Operating results excluding $560 million goodwill impairment charge:
Beef	$120	$159	4.0%	5.1%	$214	$106	2.0%	0.9%
Total	$238	$138	3.3%	1.9%	$345	$331	1.3%	1.2%

Fiscal 2010 Outlook

Segments:
Chicken – At the end of fiscal 2009, industry pullet placements were down 5-6% as a result of weaker demand. However, we expect demand will improve as we get further into fiscal 2010, and we expect the pricing environment to improve aided by cold storage inventories which are down relative to the levels we have seen over the last several years. We also currently expect to see grain costs down as compared to fiscal 2009. Additionally, we will continue to focus on making operational improvements to help maximize our margins.

Beef – While we expect a reduction in cattle supplies of 1-2% in fiscal 2010, we do not expect a significant change in the fundamentals of our Beef business as it relates to fiscal 2009. We expect adequate supplies to operate our plants. We will manage our spreads by maximizing our revenues through product mix, minimizing our operating costs, while keeping our focus on quality and customer service.

Pork – We expect to see a gradual decline in hog supplies through the first half of fiscal 2010, which will accelerate into the second half of fiscal 2010, resulting in industry slaughter slightly higher than 2007 (or roughly 4% less than fiscal 2009). However, we still believe we will have adequate supplies in the regions in which we operate. We will manage our spreads by continuing to control our costs and maximizing our revenues.

Prepared Foods – Raw material costs will likely increase in fiscal 2010, but we have made some changes in our sales contracts that move us further away from fixed price contracts toward formula pricing, which will better enable us to absorb rising raw material costs. With the changes we have made with our sales contracts and the operational efficiencies we made during fiscal 2009, we expect strong results in fiscal 2010.

Interest Expense – approximately $320 million
Effective Tax Rate – approximately 38%
Capital Spending – approximately $600 million

TYSON FOODS, INC.
News Release
November 23, 2009

Segment Performance Review

Chicken
in millions
	Three Months Ended			12 Months Ended
	October 3,	Sept. 27,		October 3,	Sept. 27,
	2009	2008	Change	2009	2008	Change
Sales	$2,649	$2,383	$266	$9,660	$8,900	$760
Sales Volume Change			10.4%			8.8%
Avg. Sales Price Change			0.6%			(0.2)%

Operating Income (Loss)	$32	$(91)	$123	$(157)	$(118)	$(39)
Operating Margin	1.2%	(3.8)%		(1.6)%	(1.3)%

12 months of fiscal 2008
●	Included $26 million of charges related to: plant closings; impairments of unimproved real property and software; and severance.

Fourth quarter and 12 months – Fiscal 2009 vs Fiscal 2008
●
Sales Volume – The increase in sales volume for both the fourth quarter and 12 months of fiscal 2009 was due to the extra week in fiscal 2009, as well as inventory reductions and sales volume related to recent acquisitions.

●
Average Sales Price – The inventory reductions and recent acquisitions lowered the average sales price, as most of the inventory reduction related to commodity products shipped internationally and sales volume from recent acquisitions was on lower priced products.

●	Operating Income (Loss) –
●
Operational Improvements – Operating results were positively impacted by operational improvements, which included: yield, mix and live production performance improvements; additional processing flexibility; and reduced interplant product movement.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to grain and energy purchases. These amounts exclude the impact from related physical purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr	YTD
2009	$(9)	$(257)
2008	65	206
Decline	$(74)	$(463)

●
Grain Costs – As compared to the same periods of fiscal 2008, operating results were positively impacted in the fourth quarter and 12 months of fiscal 2009 by a decrease in grain costs of $109 million and $28 million, respectively.

●	SG&A Expenses – We reduced our selling, general and administrative expenses during fiscal 2009 by approximately $37 million.

TYSON FOODS, INC.
News Release
November 23, 2009

Beef
in millions
	Three Months Ended			12 Months Ended
	October 3,	Sept. 27,		October 3,	Sept. 27,
	2009	2008	Change	2009	2008	Change
Sales	$2,967	$3,101	$(134)	$10,782	$11,664	$(882)
Sales Volume Change			14.0%			0.5%
Avg. Sales Price Change			(16.0)%			(8.0)%

Operating Income (Loss)	$(440)	$159	$(599)	$(346)	$106	$(452)
Operating Margin	(14.8)%	5.1%		(3.2)%	0.9%

Operating results excluding $560 million goodwill impairment charge:
Operating Income	$120	$159	$(39)	$214	$106	$108
Operating Margin	4.0%	5.1%		2.0%	0.9%

Fourth quarter and 12 months of fiscal 2009
●	Included $560 million non-cash charge related to the impairment of goodwill.
Fourth quarter of fiscal 2008
●	Included $8 million charge related to the impairment of an intangible asset.
12 months of fiscal 2008
●	Included $35 million of charges related to: plant restructuring, impairments of packaging equipment and intangible assets, and severance.

Fourth quarter and 12 months – Fiscal 2009 vs Fiscal 2008
●	Sales and Operating Income (Loss) –
●
While our average sales prices have decreased as compared to the same periods in 2008, we have still maintained a margin as the average live costs decreased in line with the drop in our average sales price. Excluding the $560 million non-cash goodwill impairment charge, our operating margins were 4.0% and 2.0%, respectively, for the fourth quarter and 12 months of fiscal 2009. The fourth quarter operating margin exceeded our historical normalized operating margin range, while the 12 months of fiscal 2009 was within the historical normalized operating margin range, which is 1.5-3.0%.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to forward futures contracts for live cattle. These amounts exclude the impact from related physical sale and purchase transactions, which impact current and future period operating results.

Income - in millions	Qtr	YTD
2009	$5	$102
2008	73	53
Improvement / (Decline)	$(68)	$49

TYSON FOODS, INC.
News Release
November 23, 2009

Pork
in millions
	Three Months Ended			12 Months Ended
	October 3,	Sept. 27,		October 3,	Sept. 27,
	2009	2008	Change	2009	2008	Change
Sales	$865	$1,000	$(135)	$3,426	$3,587	$(161)
Sales Volume Change			13.4%			1.7%
Avg. Sales Price Change			(23.8)%			(6.1)%

Operating Income	$48	$75	$(27)	$160	$280	$(120)
Operating Margin	5.5%	7.5%		4.7%	7.8%

12 months of fiscal 2008
●	Included $5 million of charges related to impairment of packaging equipment and severance.

Fourth quarter and 12 months – Fiscal 2009 vs Fiscal 2008
●	Sales and Operating Income –
●
Operating results for fiscal 2009 were strong, but down when compared to the record year we had in fiscal 2008. While sales volume increased compared to the fourth quarter of fiscal 2008 and were relatively flat versus the 12 months of fiscal 2008, results were negatively impacted by a decrease in our average sales prices, which were only partially offset by the decrease in average live costs. Our operating margins were 5.5% and 4.7%, respectively, for the fourth quarter and 12 months of fiscal 2009. The fourth quarter operating margin exceeded our historical normalized operating margin range, while the 12 months of fiscal 2009 was within the historical normalized operating margin range, which is 3.0-5.0%.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to forward futures contracts for live hogs. These amounts exclude the impact from related physical sale and purchase transactions, which impact current and future period operating results.

Income - in millions	Qtr	YTD
2009	$8	$55
2008	13	95
Decline	$(5)	$(40)

TYSON FOODS, INC.
News Release
November 23, 2009

Prepared Foods
in millions
	Three Months Ended			12 Months Ended
	October 3,	Sept. 27,		October 3,	Sept. 27,
	2009	2008	Change	2009	2008	Change
Sales	$733	$717	$16	$2,836	$2,711	$125
Sales Volume Change			11.7%			5.2%
Avg. Sales Price Change			(8.4)%			(0.6)%

Operating Income (Loss)	$39	$(5)	$44	$133	$63	$70
Operating Margin	5.3%	(0.7)%		4.7%	2.3%

12 months of fiscal 2009
●	Included $15 million charge related to closing our Ponca City, Oklahoma, processed meats plant.
12 months of fiscal 2008
●	Included $10 million of charges related to flood damage, an intangible asset impairment and severance.

Fourth quarter and 12 months – Fiscal 2009 vs Fiscal 2008
●
Sales and operating income improved due to an increase in sales volume, as well as a reduction in raw material costs that exceeded the decrease in our average sales prices. In addition, we made several operational improvements in fiscal 2009 that allow us to run our plants more efficiently. We began realizing the majority of these improvements in our operating results during the fourth quarter fiscal 2009.

TYSON FOODS, INC.
News Release
November 23, 2009

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		12 Months Ended
	October 3,	Sept. 27,	October 3,	Sept. 27,
	2009	2008	2009	2008

Sales	$7,214	$7,201	$26,704	$26,862
Cost of Sales	6,752	6,844	25,501	25,616
	462	357	1,203	1,246
Selling, General and Administrative	224	219	841	879
Goodwill impairment	560	-	560	-
Other Charges	-	-	17	36

Operating Income (Loss)	(322)	138	(215)	331
Other (Income) Expense:
Interest income	(3)	(2)	(17)	(9)
Interest expense	85	56	310	215
Other, net	-	(5)	18	(29)
Income (Loss) from Continuing Operations before
Income Taxes and Minority Interest	(404)	89	(526)	154
Income Tax Expense	52	44	14	68
Income (Loss) from Continuing Operations before Minority Interest	(456)	45	(540)	86
Minority Interest	(1)	-	(4)	-
Income (Loss) from Continuing Operations	(455)	45	(536)	86
Income (Loss) from Discontinued Operation	-	3	(1)	-
Net Income (Loss)	$(455)	$48	$(537)	$86

Weighted Average Shares Outstanding:
Class A Basic	302	283	302	281
Class B Basic	70	70	70	70
Diluted	372	358	372	356
Earnings (Loss) Per Share from Continuing Operations:
Class A Basic	$(1.25)	$0.13	$(1.47)	$0.25
Class B Basic	$(1.12)	$0.11	$(1.32)	$0.22
Diluted	$(1.22)	$0.12	$(1.44)	$0.24
Earnings Per Share from Discontinued Operation:
Class A Basic	$-	$0.01	$-	$-
Class B Basic	$-	$0.01	$-	$-
Diluted	$-	$0.01	$-	$-
Net Earnings (Loss) Per Share:
Class A Basic	$(1.25)	$0.14	$(1.47)	$0.25
Class B Basic	$(1.12)	$0.12	$(1.32)	$0.22
Diluted	$(1.22)	$0.13	$(1.44)	$0.24
Cash Dividends Per Share:
Class A	$0.040	$0.040	$0.160	$0.160
Class B	$0.036	$0.036	$0.144	$0.144

Sales Growth (Decline)	0.2%		(0.6)%
Margins: (Percent of Sales)
Gross Profit	6.4%	5.0%	4.5%	4.6%
Operating Income (Loss)	(4.5)%	1.9%	(0.8)%	1.2%
Net Income (Loss)	(6.3)%	0.7%	(2.0)%	0.3%
Effective Tax Rate from Continuing Operations	(13.0)%	50.1%	(2.7)%	44.6%

TYSON FOODS, INC.
News Release
November 23, 2009

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	October 3, 2009	Sept. 27, 2008
Assets
Current Assets:
Cash and cash equivalents	$1,004	$250
Restricted cash	140	-
Accounts receivable, net	1,100	1,271
Inventories	2,009	2,538
Other current assets	122	143
Assets of discontinued operation held for sale	-	159
Total Current Assets	4,375	4,361
Restricted cash	43	-
Net Property, Plant and Equipment	3,576	3,519
Goodwill	1,917	2,511
Intangible Assets	187	128
Other Assets	497	331
Total Assets	$10,595	$10,850

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$219	$8
Trade accounts payable	1,013	1,217
Other current liabilities	761	878
Total Current Liabilities	1,993	2,103
Long-Term Debt	3,333	2,888
Deferred Income Taxes	280	291
Other Liabilities	539	525
Minority Interest	98	29
Shareholders’ Equity	4,352	5,014
Total Liabilities and Shareholders’ Equity	$10,595	$10,850

TYSON FOODS, INC.
News Release
November 23, 2009

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	12 Months Ended
	October 3,	Sept. 27,
	2009	2008
Cash Flows From Operating Activities:
Net income (loss)	$(537)	$86
Depreciation and amortization	496	493
Deferred income taxes	(26)	35
Impairment of goodwill	560	-
Other, net	100	83
Net changes in working capital	432	(409)
Cash Provided by Operating Activities	1,025	288

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(368)	(425)
Proceeds from sale of property, plant and equipment	9	26
Proceeds from sale of investments	15	22
Purchases of marketable securities	(37)	(115)
Proceeds from sale of marketable securities	56	112
Change in restricted cash to be used for investing activities	(43)	-
Acquisitions, net of cash acquired	(93)	(17)
Proceeds from sale of discontinued operation	75	-
Other, net	(41)	(2)
Cash Used for Investing Activities	(427)	(399)

Cash Flows From Financing Activities:
Net borrowings (payments) on revolving credit facilities	15	(213)
Payments of debt	(380)	(147)
Net proceeds from borrowings of debt	852	449
Net proceeds from Class A Stock offering	-	274
Convertible note hedge transactions	-	(94)
Warrant transactions	-	44
Debt issuance costs	(59)	-
Purchases of treasury shares	(19)	(30)
Dividends	(60)	(56)
Change in negative book cash balances	(65)	67
Change in restricted cash to be used for financing activities	(140)	-
Stock options exercised and other, net	6	27
Cash Provided by Financing Activities	150	321

Effect of Exchange Rate Change on Cash	6	(2)

Increase in Cash and Cash Equivalents	754	208
Cash and Cash Equivalents at Beginning of Year	250	42
Cash and Cash Equivalents at End of Year	$1,004	$250

TYSON FOODS, INC.
News Release
November 23, 2009

Tyson Foods, Inc., founded in 1935 with headquarters in Springdale, Arkansas, is the world’s largest processor and marketer of chicken, beef and pork, the second-largest food production company in the Fortune 500 and a member of the S&P 500. The company produces a wide variety of protein-based and prepared food products and is the recognized market leader in the retail and foodservice markets it serves.  Tyson provides products and service to customers throughout the United States and more than 90 countries.  The company has approximately 117,000 Team Members employed at more than 400 facilities and offices in the United States and around the world.  Through its Core Values, Code of Conduct and Team Member Bill of Rights, Tyson strives to operate with integrity and trust and is committed to creating value for its shareholders, customers and Team Members. The company also strives to be faith-friendly, provide a safe work environment and serve as stewards of the animals, land and environment entrusted to it.

A conference call to discuss the Company’s financial results will be held at 9 a.m. Eastern Monday, November 23, 2009. To listen live via telephone, call 888-324-8506. A pass code and the leader’s name will be required to join the call. The pass code is Tyson Foods and the leader’s name is Ruth Ann Wisener.  International callers dial 517-308-9399. The call also will be webcast live on the Internet at http://ir.tyson.com. Financial information, such as this news release, as well as other supplemental data, including Company distribution channel information, can be accessed from the Company’s web site at http://ir.tyson.com. A telephone replay will be available through December 23 at 800-873-2049. International callers dial 402-220-5369.

Forward-Looking Statements

Certain information contained in the press release may constitute forward-looking statements, such as statements relating to expected earnings and results. These forward-looking statements are subject to a number of factors and uncertainties which could cause our actual results and experiences to differ materially from the anticipated results and expectations, expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effect of, or changes in, general economic conditions; (ii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (iii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (iv) successful rationalization of existing facilities and operating efficiencies of the facilities; (v) risks associated with our commodity trading risk management activities; (vi) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (vii) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; (viii) changes in availability and relative costs of labor and contract growers and our ability to maintain good relationships with employees, labor unions, contract growers and independent producers providing us livestock; (ix) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) significant marketing plan changes by large customers or loss of one or more large customers; (xii) adverse results from litigation; (xiii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiv) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws and occupational, health and safety laws; (xv) our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; (xvi) effectiveness of advertising and marketing programs; and (xvii) those factors listed under Item 1A. “Risk Factors” included in our October 3, 2009, Annual Report filed on Form 10-K.